UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
December 9, 2005
Date of report (Date of earliest event reported):
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE	0-16760	88-0215232

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
The following information set forth in this Item 7.01 of this Form 8-K, including the text of the press release, attached as Exhibit 99 to this Form 8-K, is being furnished to, but not filed with, the SEC.
On December 9, 2005, MGM MIRAGE, a Delaware corporation (the “Company”), issued a press release announcing the extension of the expiration date of each of the Company’s exchange offer for $500 million in aggregate principal amount of its 6.625% Senior Notes due 2015 and the Company’s exchange offer for $375 million in aggregate principal amount of its 6.625% Senior Notes due 2015 to 5:00 p.m., New York City time, on December 13, 2005.
A copy of the press release is attached as Exhibit 99 to this Form 8-K.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

99*	Text of the press release of the Registrant, dated December 9, 2005.
*	Exhibit 99 is being furnished to the Securities and Exchange Commission (“SEC”) pursuant to Item 7.01 and shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE

Date: December 9, 2005	By:	/s/ Bryan L. Wright

	Name:	Bryan L. Wright
	Title:	Senior Vice President, Assistant General Counsel & Assistant Secretary

INDEX TO EXHIBITS

No.	Description

99	Text of the press release of the Registrant, dated December 9, 2005.
*	Exhibit 99 is being furnished to the Securities and Exchange Commission (“SEC”) pursuant to Item 7.01 and shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.